Exhibit 10.6
SECURITY AGREEMENT
     This SECURITY AGREEMENT (this “Agreement”) is made as of the 2nd day of August, 2007, by LEASECOMM CORPORATION, a Massachusetts corporation (the “Obligor”), in favor of SOVEREIGN BANK, in its capacity as Agent (in such capacity, the “Agent”) for the Secured Parties (as defined below).
WITNESSETH:
     WHEREAS, TimePayment Corp. (the “Borrower”), the Agent and the Lenders intend to enter into a Credit Agreement, dated as of even date herewith (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
     WHEREAS, the Obligor is executing and delivering its Guaranty of even date herewith in favor of the Agent (the “Guaranty”) guarantying all Obligations;
     WHEREAS, it is a condition precedent to the Agent and the Lenders entering into the Credit Agreement and making extensions of credit thereunder that the Obligor execute and deliver this Agreement and grant the security interests herein provided;
     NOW, THEREFORE, in order to induce the Agent and the Lenders to enter into the Credit Agreement and the Lenders to make or extend to the Borrower one or more loans, advances or other extensions of credit upon the terms and subject to the conditions set forth therein, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Obligor agrees as follows:
     Section 1. Definitions. The following capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below. Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein, and in any certificate, report or other document delivered pursuant hereto, as defined in the Credit Agreement. Except as otherwise defined herein or in the Credit Agreement, terms defined in the Uniform Commercial Code and used herein shall have the meanings set forth therein; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the Uniform Commercial Code rather than Article 3 of the Uniform Commercial Code.
     Accounts. All rights of the Obligor to payment of a monetary obligation (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of a credit or charge card or information contained on or for use with the card; and all sums of money and other proceeds due or becoming due thereon, all notes, bills, drafts, acceptances, instruments, documents and other debts, obligations and liabilities, in whatever form, owing to the Obligor with respect thereto, all guarantees and security therefor, and the Obligor’s rights pertaining to and interest in such property, including the right of stoppage in transit, replevin or reclamation; all chattel paper; all amounts due from Affiliates of the Obligor; all insurance proceeds; all other rights and claims to the payment of money, under
[SIGNATURE PAGE TO LEASECOMM SECURITY AGREEMENT]

contracts or otherwise; and all other property constituting “accounts” as such term is defined in the Uniform Commercial Code.
     Collateral. All property belonging to the Obligor or in which the Obligor has any rights, of every kind and description, tangible and intangible, whether now owned or existing or hereafter arising or acquired; including, without limitation, all Accounts, Equipment, General Intangibles, Inventory and Investment Property, together with all goods, instruments (including promissory notes), documents of title, policies and certificates of insurance, commercial tort claims, chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), and other property owned by the Obligor or in which the Obligor has an interest; and including, without limitation, any cash that is now or may hereafter be in the possession, custody or control of the Agent or the Secured Parties or their participants or assigns for any purpose; any and all additions, substitutions, replacements and accessions to the foregoing and all supporting obligations relating to the foregoing; and all Proceeds and products of any of the foregoing.
     Collateral Account. See Section 3.9(a).
     Encumbrance. Any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature (including, without limitation, the lien or retained security title of a conditional vendor) upon or with respect to any property.
     Equipment. All machinery, equipment and fixtures, furniture, furnishings, trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of the Obligor, together with the Obligor’s interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting “equipment” as such term is defined in the Uniform Commercial Code.
     General Intangibles. All rights with respect to trademarks, service marks, trade names, trade styles, patents, copyrights, mask works, trade-secrets information, all intellectual property listed on Exhibit B hereto, other proprietary rights and rights to prevent others from doing acts that constitute unfair competition with the Obligor or misappropriation of its property, including without limitation any sums (net of expenses) that the Obligor may receive arising out of any claim for infringement of its rights in any of the foregoing, and all rights of the Obligor under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; all payment intangibles; all obligations and indebtedness of any kind (other than Accounts) owing to the Obligor from whatever source arising; all contract rights; all rights of the Obligor as a bailor; all tax refunds; all right, title and interest of the Obligor in and to all software, documents, books, records, files and other information (on whatever medium recorded, and including without limitation computer programs, tapes, discs, data processing software and related property and rights) maintained by the Obligor that reflect the conduct of the Obligor’s business, such as financial records, marketing and sales records, research and development records, and design, engineering and manufacturing records; all rights under service bureau service contracts; all computer data and the concepts and ideas on which said data is based; all developmental ideas and concepts, papers, plans, schematics, drawings, blueprints, sketches and documents; all data bases; all customer lists; and all other property constituting “general intangibles” as such term is defined in the Uniform Commercial Code.
     Inventory. All goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property) of the Obligor that are held for sale, lease or other disposition or to be furnished under contracts of service (or that are so furnished), or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, work-in-process, finished goods or supplies or other materials used or consumed or to be used or consumed in the Obligor’s business, whether in transit or in the possession of the Obligor or another, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all proprietary rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting “inventory” as such term is defined in the Uniform Commercial Code.
     Investment Property. All of the securities (whether certificated or uncertificated) of the Obligor, including without limitation all stocks, bonds, Treasury bills, certificates of deposit, mutual or money market fund shares, security entitlements, securities accounts, commodity contracts and commodity accounts; and all sums due or to become due on any of the foregoing, and all securities, instruments or other property purchased or acquired as a result of the investment and reinvestment thereof as hereinafter provided, and all other property constituting “investment property” as such term is defined in the Uniform Commercial Code.
     Lease. Any lease agreement, installment sales contract or other agreement (including any and all schedules, supplements and amendments thereon and modifications thereof) entered into by an Obligor as lessor or seller with respect to Equipment.
     Perfection Certificate. A certificate signed by a Responsible Officer of the Obligor in the form attached hereto as Exhibit A.
     Proceeds. All proceeds of and all other profits, rentals and receipts, in whatever form, received or arising from any Collateral, including: whatever is received or acquired upon the sale, lease, exchange, assignment, licensing or other disposition of any Collateral; whatever is received, collected on or distributed on account of any Collateral; all rights arising out of any Collateral; all claims arising out of the loss, nonconformity, interference with the use of, defects or infringement of rights in, or damage to or destruction of, any Collateral; any insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to or destruction of, any Collateral; any unearned premiums with respect to policies of insurance in respect of any Collateral; any condemnation or requisition payments with respect to any Collateral; and all other property constituting “proceeds” as such term is defined in the Uniform Commercial Code; in each case whether now existing or hereafter arising.
     Secured Obligations. All Obligations (as defined in the Credit Agreement) and all obligations of the Obligor hereunder and under the Guaranty.

     Secured Parties. Collectively, the Agent, the Lenders and any other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.
     Security Interests. The security interests and liens granted pursuant to Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to this Agreement.
     Uniform Commercial Code. The Uniform Commercial Code as in effect in The Commonwealth of Massachusetts from time to time, provided, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or nonperfection, of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Massachusetts, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection, as the case may be.
     Section 2. Grant.
     (a) To secure the full and punctual payment and performance of the Secured Obligations, the Obligor hereby assigns and pledges to the Agent for the benefit of the Secured Parties all of its respective rights, title and interest in, and grants to the Agent for the benefit of the Secured Parties a continuing security interest in, the Collateral of the Obligor. The Security Interests are granted as security only and shall not subject the Agent or any Secured Party to, or transfer to the Agent or any Secured Party or in any way affect or modify, any obligation or liability of the Obligor with respect to any of the Collateral or any transaction in connection therewith.
     (b) Contemporaneously with the execution of this Agreement, and from time to time thereafter, the Obligor (i) shall deliver to the Agent such assignments, intellectual property mortgages and assignments, instruments and notices and assignments under the Assignment of Claims Act of 1940, as amended, as may reasonably be deemed necessary or desirable by the Agent to perfect its Security Interest in the Collateral and (ii) authorizes the Agent to file such Uniform Commercial Code financing statements and amendments as may be deemed necessary or desirable by the Agent to perfect its Security Interest in the Collateral, which financing statements may identify the collateral as being all assets of the Obligor (or words of similar effect) or of equal or lesser scope or with lesser or greater detail and may be filed by the Agent at any time in any jurisdiction and may be signed by the Agent on behalf of the Borrower.
     Section 3. Representations, Warranties and Covenants. The Obligor makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Agreement is in effect:
          3.1 Name; Location; Changes.
     (a) The name of the Obligor set forth in Section 1(a) of its Perfection Certificate is the true and correct legal name of the Obligor, and except as otherwise disclosed to the Agent in the Perfection Certificate, the Obligor has not done business as or used any other name.
     (b) The type and state of organization of the Obligor set forth in Sections 1(c) and 1(d) of its Perfection Certificate is the true and correct type and state of organization of the Obligor and the organizational identification number set forth in Section 1(e) of its Perfection Certificate is the true and correct organizational identification number issued to the Obligor by its state of organization (or if such state did not issue the Obligor an organizational identification number the Obligor has so indicated in Section 1(e) of its Perfection Certificate) and the Obligor is duly organized and in good standing in such state on the date hereof.
     (c) The address of the Obligor set forth in Section 2(a) of its Perfection Certificate is the Obligor’s chief executive office and the place where its business records are kept. Except as disclosed on the Perfection Certificate, all business records of the Obligor are located at such chief executive office.
     (d) The Obligor will not change its name, identity or organizational structure, nature or jurisdiction of organization, or chief executive office or place where its business records are kept, or merge into or consolidate with any other entity, unless the Obligor shall have given the Agent at least 30 days’ prior written notice thereof and the Obligor shall have delivered to the Agent such new documents as may be necessary or reasonably required by the Agent to ensure the continued perfection and priority of the Security Interests.
     (e) The Obligor has delivered a Perfection Certificate to the Agent on the date hereof. All information set forth in each Perfection Certificate is true and correct in all material respects. The Obligor agrees to supplement its Perfection Certificate promptly after obtaining information which would require a correction or addition thereto.
          3.2 Ownership of Collateral; Absence of Liens and Restrictions. The Obligor is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral of the Obligor, holding good and marketable title to the same free and clear of all Encumbrances except for the Security Interests and Permitted Encumbrances, and has good right and legal authority to assign, deliver, and create a security interest in such Collateral in the manner herein contemplated. The Collateral is genuine and is what it is purported to be. The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.
          3.3 First Priority Security Interest. This Agreement creates a valid and continuing lien on and security interest in the Collateral, and upon the filing of Uniform Commercial Code financing statements in the appropriate filing offices of the Obligor’s state of organization and where Collateral consisting of fixtures is located, in each case as identified in the Obligor’s Perfection Certificate, the Security Interests will be perfected (except to the extent a security interest may not be perfected by filing under the Uniform Commercial Code) prior to all other Encumbrances (other than the Permitted Encumbrances), and are enforceable as such against creditors of the Obligor, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property. The Agent acknowledges that the attachment of its security interest in any commercial tort claim of the Obligor as original collateral is subject to the Obligor’s compliance with Section 5(e).
          3.4 No Conflicts. Neither the Obligor nor any of its respective predecessors has performed any acts or is bound by any agreements which might prevent the Agent or the Secured Parties from enforcing the Security Interests or any of the terms of this Agreement or which would limit the Agent or the Secured Parties in any such enforcement. No financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien that names the Obligor as debtor is on file in any jurisdiction and the Obligor has not signed any such document or any agreement authorizing the filing of any such financing statement or instrument, except (i) as specifically disclosed in a Perfection Certificate, (ii) with respect to Permitted Encumbrances and (iii) with respect to which the secured party has authorized in writing, on or before the date hereof, the filing of a termination statement.
          3.5 Sales and Further Encumbrances. The Obligor will not sell, grant, assign or transfer any interest in, or permit to exist any Encumbrance on, any of the Collateral of the Obligor, except the Security Interests, Permitted Encumbrances and as permitted by the Credit Agreement.
          3.6 Fixture Conflicts; Required Waivers. The Obligor intends, to the extent not inconsistent with applicable law, that the Collateral of the Obligor shall remain personal property of the Obligor and shall not be deemed to be a fixture irrespective of the manner of its attachment to any real estate. The Obligor will deliver to the Agent such disclaimers, waivers, or other documents as the Agent may reasonably request to confirm the foregoing, executed by each person having an interest in such real estate.
          3.7 Validity of Accounts. Each Account arises and will arise in the ordinary course of the Obligor’s business out of or in connection with the sale or lease of goods or the rendering of services and is and shall be a valid, legal and binding obligation of the party purported to be obligated thereon, enforceable in accordance with its terms and free of material setoffs, defenses or counterclaims. The Obligor has no knowledge of any fact that would materially impair the validity or collectibility of any of the Accounts.
          3.8 Maintenance of Books, Records and Leases; Legends; Verification of Accounts; Computer Access.
     (a) The Obligor shall keep complete and accurate books and records relating to the Collateral, including without limitation all Leases, and upon request of the Agent shall stamp, or otherwise mark or place legends on, such books and records, including without limitation all Leases, in such manner as the Agent may reasonably request in order to reflect the Security Interests.
     (b) The Obligor will allow the Agent and its designees to examine, inspect and make extracts from or copies of the Obligor’s books and records, inspect the Collateral and arrange for verification of Accounts directly with any account debtors or by other methods, under reasonable procedures established by the Agent after consulting with the Obligor. Such access to the Obligor’s books and records shall include access to all computer files, systems and servers maintained by the Obligor.
     (c) The Obligor will maintain its original documents of all Leases forming part of the Collateral in a separate, fireproof cabinet on the Obligor’s premises or at a third-party storage site reasonably acceptable to the Agent. Upon request of the Agent, the Obligor will deliver to the Agent or a third-party custodian designated by the Agent the original documents of any or all Leases.
          3.9 Collection and Delivery of Proceeds.
     (a) The Obligor will diligently collect all of its Accounts until the Agent exercises its rights to collect the Accounts pursuant to this Agreement. Upon the occurrence and during the continuance of any Event of Default, the Obligor shall deliver daily to the account at the Agent designated by the Agent for receipt of such collections (the “Collateral Account”) all Proceeds of Accounts and Inventory received by the Obligor and all other cash Proceeds of Collateral regardless of the source or nature of such Proceeds, whether in the form of wire or ACH transfers, cash, checks, notes or other instruments, in the identical form received (properly endorsed or assigned where required to enable the Agent to collect same), and until such delivery the Obligor shall hold such Proceeds in trust for and as the property of the Agent and shall not commingle such Proceeds with any of the Obligor’s other funds or property. All deposits in the Collateral Account shall constitute Proceeds of Collateral and shall not constitute payment of the Secured Obligations. If any Accounts are at any time evidenced by tangible chattel paper, promissory notes, trade acceptances or other instruments, upon the occurrence and during the continuance of any Event of Default, the Obligor will, upon the request of the Agent, promptly deliver the same to the Agent appropriately endorsed to the Agent’s order and, regardless of the form of such endorsement, the Obligor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.
     (b) The Obligor shall, at the request of the Agent at any time upon the occurrence and during the continuance of an Event of Default, notify its account debtors, and the Agent may itself, after the occurrence and during the continuance of an Event of Default notify the Obligor’s account debtors directly, of the Security Interest of the Agent in any Account and that payment thereof is to be made directly to the Agent.
     (c) The Agent shall credit amounts received by the Agent pursuant to this Section 3.9 as of the second Business Day after receipt thereof by the Agent. Such credit shall be conditional upon final payment in cash or solvent credits of the items giving rise thereto.
          3.10 [Intentionally Omitted].
          3.11 Insurance. The Obligor will keep the Collateral of the Obligor insured at all times by insurance in such form and amounts as may be reasonably satisfactory to the Agent,

and in any event (without specific request by the Agent) will insure such Collateral against physical hazard on an “all risks” basis, including fire, theft, and, in the case of motor vehicles, collision. Such insurance shall be with insurance companies reasonably satisfactory to the Agent and shall be payable to the Agent as loss payee and the Obligor, as their respective interests may appear. Such insurance shall provide for not less than 30 days’ prior notice of cancellation, change in form or non-renewal to the Agent, and shall insure the interest of the Agent regardless of any breach or violation by the Obligor or any other person of the warranties, declarations or covenants contained in such policies. The Obligor shall insure the Collateral in amounts sufficient to prevent the application of any co-insurance provisions. The Obligor shall evidence its compliance with the foregoing by delivering a certificate with respect to each policy concurrently with the execution hereof, annually thereafter, and from time to time upon the request of the Agent.
          3.12 Maintenance and Use; Payment of Taxes. The Obligor will preserve, protect and keep the Collateral of the Obligor in good order and repair, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on such Collateral or on its use or operation, except as otherwise permitted by the Credit Agreement.
          3.13 General Intangibles. The Obligor will apply for, and diligently pursue applications for, registration of its ownership of the General Intangibles for which registration is appropriate, and will use such other measures as are appropriate to preserve its rights in its other General Intangibles. The Obligor will, at the request of the Agent, retain off-site current copies of all materials created by or furnished to the Obligor on which is recorded then-current information about any computer programs or data bases that the Obligor has developed or otherwise has the right to use from time to time. Such materials shall include, without limitation, magnetic or other computer media on which object, source or other code is recorded and documentation of those computer programs or data bases, in the nature of listing printouts, narrative descriptions, flow diagrams and similar things. The Obligor will, at the request of the Agent, deliver a set of such copies to the Agent or a third-party custodian designated by the Agent. Exhibit B hereto sets forth all United States and foreign trademarks, servicemarks, trade names, trade styles, patents, copyrights, and all registrations and applications for registration thereof and all licenses thereof, owned or held by the Obligor.
          3.14 Securities, Investment Property. Except upon the occurrence and during the continuance of an Event of Default, the Obligor shall retain the right to vote any Collateral consisting of the Investment Property in a manner not inconsistent with the terms of this Agreement and the Credit Agreement. If the Obligor, as registered holder of such Investment Property, receives (i) any dividend or other distribution in cash or other property in connection with the liquidation or dissolution of the issuer of such Investment Property, or in connection with the redemption or payment of such, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Investment Property, or otherwise, the Obligor agrees to accept the same in trust for the Agent and to deliver the same forthwith to the Agent or its designee, in the exact form received, with the Obligor’s endorsement or reassignment when necessary, to be held by the Agent as Collateral. Upon request of the Agent, the Obligor will (i) deliver all of its Investment Property represented by certificates, including without limitation all stock of its Subsidiaries, to the Agent to hold pursuant to the terms of this Agreement, (ii) register in the name of the Agent or its designee any uncertificated Investment Property or the Agent’s security interest therein on the books maintained by or on behalf of the issuer thereof or the depository therefor and (iii) do all things necessary or desirable, as determined by the Agent, to transfer control over any Investment Property to the Agent including, but not limited to, registering the Agent as the holder of the securities entitlement or commodities contract, as appropriate, and entering into any control agreement, in the form designated by the Agent, pursuant to which the securities intermediary shall agree that it will comply with the entitlement orders originated by the Agent without further consent by the Obligor, and entering into any control agreement, in the form designated by the Agent, pursuant to which the commodity intermediary shall agree that it will apply any value distributed on account of any commodity contract as directed by the Agent without further consent by the Obligor.
          3.15 Deposit Accounts. The Obligor shall take all actions necessary or requested by the Agent to maintain, preserve or protect the rights and interest of the Agent with respect to all cash deposits of the Obligor and all other Proceeds of Collateral. After the occurrence and during the continuance of an Event of Default, the Obligor shall not open or maintain any deposit or other bank account unless the Obligor shall either (a) cause the depositary bank to agree in an authenticated record to comply at any time with instructions from the Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Obligor, or (b) arrange for the Agent to become the customer of the depositary bank with respect to the depositary account, with the Obligor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (i) any deposit account for which the Obligor, the depositary bank and the Agent have entered into a cash collateral agreement specifically negotiated among the Obligor, the depositary bank and the Agent for the specific purpose set forth therein, (ii) deposit accounts for which the Agent is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Obligor’s salaried employees.
          3.16 Letters of Credit Rights. For each letter of credit at any time issued to the Obligor as beneficiary thereunder, the Obligor shall, at the request of the Agent, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Agent to become the transferee beneficiary of the letter of credit.
          3.17 Electronic Chattel Paper and Transferable Records. For any interest in an electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any jurisdiction applicable to the Obligor, any Collateral or any transaction contemplated hereby, the Obligor shall take such action as the Agent may reasonably request to vest in the Agent control under Section 9-105 of the Uniform Commercial Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act of such transferable record.

          3.18 Bailments, Etc. If any Collateral of the Obligor is at any time in the possession or control of any warehouseman, bailee or the Obligor’s agents or processors, the Obligor shall, upon request of the Agent, (i) notify such warehouseman, bailee, agent or processor of the Security Interests and instruct such warehouseman, bailee, agent or processor to hold all such Collateral for the Agent’s account subject to the Agent’s instructions, (ii) arrange for such warehouseman, bailee, agent or processor to authenticate a record acknowledging that it holds possession of the Collateral for the Agent’s benefit, (iii) deliver any negotiable warehouse receipt, bill of lading or other document of title issued with regard to the Collateral to the Agent appropriately endorsed to the Agent’s order, and (iv) arrange for the issuance in the name of the Agent, in form reasonably satisfactory to the Agent, any nonnegotiable document of title covering such Collateral.
          3.19 Assignment of Claims Act. If at any time any Accounts of the Obligor arise from contracts with the United States of America or any department, agency or instrumentality thereof, the Obligor, upon request of the Agent, shall execute all assignments and take all steps reasonably requested by the Agent in order that all monies due and to become due thereunder will be assigned and paid to the Agent under the Assignment of Claims Act of 1940.
          3.20 Notes and Instruments. If at any time any amount payable under or in connection with any of the Collateral is evidenced by any promissory note or other instrument, such note or instrument, upon the request of the Agent, shall be promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.
     Section 4. Further Assurances. Upon the reasonable request of the Agent, and at the sole expense of the Obligor, the Obligor will promptly execute and deliver such further instruments and documents and take such further actions as the Agent may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement, continuation statement, amendment or notice under the Uniform Commercial Code or other applicable law, execution of assignments or mortgages of General Intangibles, delivery of appropriate stock or bond powers, and transfer of Collateral (other than Inventory, Accounts and Equipment) to the Agent’s possession. The Obligor authorizes the Agent to file financing statements, amendments and continuation statements naming the Obligor as debtor in order to perfect its interest in the Collateral without the signature of the Obligor to the extent permitted by applicable law, and to file a copy of this Agreement in lieu thereof, and to take any and all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other laws applicable in any foreign jurisdiction in order to protect or perfect its Security Interests. The Obligor shall provide the Agent with any information the Agent shall reasonably request in connection with the foregoing, including, without limitation, the type and jurisdiction of organization of the Obligor, and any organizational identification number issued to the Obligor. The Obligor shall also take all actions reasonably requested by the Agent in order to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein.
     Section 5. Notices and Reports Pertaining to Collateral. The Obligor will, with respect to the Collateral:

     (a) promptly furnish to the Agent, from time to time upon request, reports in form and detail reasonably satisfactory to the Agent;
     (b) promptly notify the Agent of any Encumbrance (except Permitted Encumbrances) asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, and of any information received by the Obligor relating to the Collateral, including the Accounts, the account debtors, or other persons obligated in connection therewith, that may in any way materially adversely affect the value of the Collateral or the rights and remedies of the Agent with respect thereto;
     (c) deliver to the Agent, as the Agent may from time to time request, delivery receipts, customers’ purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements;
     (d) promptly after the application by the Obligor for registration of any General Intangibles, as contemplated in Section 3.13, notify the Agent thereof;
     (e) promptly upon acquiring any commercial tort claim, notify the Agent in a writing signed by the Obligor, of the details thereof and grant to the Agent in such writing a security interest therein and in all the Proceeds thereof, such writing to be in form and substance satisfactory to the Agent; and
     (f) promptly upon receipt of any letter of credit issued to the Obligor as beneficiary thereunder or upon acquiring an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, notify the Agent thereof.
     The Obligor authorizes the Agent to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to the Agent in connection with the transactions contemplated herein at any time subsequent to 12 months from the time such items are delivered to the Agent.
     Section 6. Agent’s Rights and Remedies in General. So long as any Event of Default shall have occurred and is continuing:
          (a)
     (i) the Agent may, at its option, without notice or demand, take immediate possession of the Collateral, and for that purpose the Agent may, so far as the Obligor can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Agent;

     (ii) the Obligor will, upon demand, assemble the Collateral and make it available to the Agent at a place and time designated by the Agent that is reasonably convenient to both parties;
     (iii) the Agent may collect and receive all income and Proceeds in respect of any Collateral and exercise all rights of the Obligor with respect thereto, including without limitation the right to exercise all voting and corporate rights at any meeting of the shareholders of the issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Agent were the absolute owner thereof, including the right to exchange, at its discretion, any and all of any securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability except to account for property actually received (but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing);
     (iv) the Agent may sell, lease or otherwise dispose of any Collateral at a public or private sale, with or without having such Collateral at the place of sale, and upon such terms and in such manner as the Agent may determine, and the Agent may purchase any Collateral at any such sale. Unless such Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Agent shall send to the Obligor owning such Collateral prior written notice (which, if given within ten (10) days of any sale, shall be deemed to be reasonable, provided that the Agent shall use commercially reasonable efforts to provide at least ten (10) days’ notice to the extent practicable under the circumstances) of the time and place of any public sale of such Collateral or of the time after which any private sale or other disposition thereof is to be made. The Obligor agrees that upon any such sale such Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Obligor. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Obligor shall execute all applications or other instruments as may be required; and
     (v) in any jurisdiction where the enforcement of its rights hereunder is sought, the Agent shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.
     (b) The Agent may perform any covenant or agreement of the Obligor contained herein that the Obligor has failed to perform and in so doing the Agent may expend such sums as it may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes or insurance premiums, payment to obtain a release of an Encumbrance or potential Encumbrance, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of any Collateral or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repaid by the Obligor upon demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum provided in the Credit Agreement to be paid on Base Rate Loans after the occurrence of an Event of Default. No such performance of any covenant or agreement by the Agent on behalf of the Obligor, and no such advance or expenditure therefor, shall relieve the Obligor of any Event of Default under the terms of this Agreement or the other Loan Documents.
     (c) Prior to any disposition of Collateral pursuant to this Agreement the Agent may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it saleable.
     (d) The Agent is hereby granted a license or other right to use, without charge, the Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and the Obligor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit.
     (e) The Obligor recognizes that the Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. The Obligor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales. The Obligor agrees that the Agent has no obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
     (f) The Agent shall be entitled to retain and to apply the Proceeds of any collection or disposition of the Collateral, first, to its reasonable expenses of collecting, retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including reasonable attorneys’ fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Secured Obligations in accordance with the terms of the Credit Agreement. Any surplus remaining after such application shall be paid to the Obligor or to whomever may be legally entitled thereto, provided that in no event shall the Obligor be credited with any part of the Proceeds of the disposition of the Collateral until such Proceeds shall have been received in cash by the Agent. The Obligor shall remain liable for any deficiency.

     (g) The Obligor hereby appoints the Agent and each of the Agent’s designees or agents as attorney-in-fact of the Obligor, irrevocably and with power of substitution, with full authority in the name of the Obligor, the Agent or otherwise, for sole use and benefit of the Agent, but at the Obligor’s expense, so long as an Event of Default is continuing, to take any and all of the actions specified above in this Section and elsewhere in this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding.
     Section 7. Agent’s Rights and Remedies with Respect to Collateral. The Agent may, at its option, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to or demand on the Obligor, take the following actions with respect to the Collateral:
     (a) with respect to any Accounts (i) demand, collect, and receipt for any amounts relating thereto, as the Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (iv) receive, open and dispose of mail addressed to the Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of the Obligor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;
     (b) with respect to any Equipment and Inventory (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Encumbrances at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Agent shall have no obligation to make any such expenditures nor shall the making thereof relieve the Obligor of its obligation to make such expenditures; and
     (c) with respect to any Investment Property (i) transfer them at any time to itself, or to its nominee, and receive the income and all other distributions thereon and hold the same as Collateral hereunder or apply it to any matured Secured Obligations; and (ii) demand, sue for, collect or make any compromise or settlement it deems desirable.
Except as otherwise provided herein, the Agent shall have no duty as to the collection or protection of any Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.
     Section 8. Set-off Rights. Regardless of the adequacy of any Collateral or any other means of obtaining repayment for any Secured Obligations, any deposits, balances or other sums credited by or due from the head office of the Agent, any Secured Party or any of their branch offices to the Obligor and any property of the Obligor now or hereafter in the possession, custody, safekeeping or control of the Agent or any Secured Party or in transit to the Agent or any Secured Party may, at any time and from time to time, without notice to the Obligor or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived by the Obligor) and to the fullest extent permitted by law, set off, appropriated and applied by the Agent or any Secured Party against any and all Secured Obligations of the Obligor in such manner as the head office of the Agent, any Secured Party or any of their branch offices in their sole discretion may determine, and the Obligor hereby grants the Agent and each Secured Party a continuing security interest in such deposits, balances, other sums and property for the payment and performance of all such Secured Obligations and although such Secured Obligations may be contingent or unmatured. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE SECURED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, BALANCES, OTHER SUMS AND PROPERTY OF THE OBLIGOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Agent, Secured Party or the branch office, as the case may be, will provide prompt notice to the Obligor of any setoff hereunder.
     Section 9. [Intentionally Omitted].
     Section 10. Waivers. To the extent permitted by applicable law, the Obligor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, Collateral received or delivered and any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Obligor under this Agreement or any other document evidencing the Secured Obligations. The Obligor waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale or disposition of any of the Collateral. To the extent permitted by applicable law, with respect to both the Secured Obligations and any Collateral, the Obligor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Secured Obligations. The Agent shall not be deemed to have waived any of its rights with respect to the Secured Obligations or the Collateral unless such waiver is in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right and no course of dealing shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Agent in the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

     Section 11. Expenses. The Obligor shall, on demand, pay or reimburse the Agent for all reasonable expenses (including attorneys’ fees and disbursements of outside counsel and allocated costs of in-house counsel) incurred or paid by the Agent in connection with the negotiation, preparation, filing or recording, interpretation and the administration and enforcement of this Agreement, its on-site periodic examinations of the Collateral and any other exercise, preservation or enforcement of any rights, remedies or options of the Agent or the satisfaction of any Obligation, or in connection with any litigation, proceeding or dispute in any way related to Secured Obligations, or the Collateral. Such costs and expenses shall include, without limitation, reasonable fees and disbursements of outside legal counsel and the allocated costs of in-house legal counsel; accounting, consulting, appraisal, brokerage or other similar professional fees or expenses; all reasonable fees, charges (including the Agent’s per diem charges) and expenses as are incurred to preserve the validity, perfection, priority and value of any Security Interest created hereby; and all reasonable costs, charges and expenses relating to any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of any of or realize upon any Collateral or the exercise by the Agent of any of the rights conferred upon it hereunder. The obligation to pay any such amount of all such costs and expenses shall, except as otherwise provided herein, until paid, bear interest at the rate applicable to Base Rate Loans and shall be an additional Obligation secured by the Collateral.
     Section 12. Notices. All notices hereunder shall be given in the same manner as set forth in Section 11.1 of the Credit Agreement and any notice given to the Borrower in accordance with the terms of such Section shall be deemed to be given to the Obligor.
     Section 13. Joinder. The Obligor agrees that from time to time in the event that it shall acquire or form any Subsidiary, the Obligor shall cause such Subsidiary to execute and deliver an Instrument of Joinder in the form attached hereto as Exhibit C, a Perfection Certificate and all other documents deemed desirable by the Agent, and that upon such execution and delivery, this Agreement shall become the binding obligation of such Subsidiary which shall become an Obligor hereunder and this Agreement shall create a valid and continuing lien on and security interest in the Collateral of such Subsidiary.
     Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Obligor, its respective successors and assigns, and shall be binding upon and inure to the benefit of and be enforceable by the Agent, the Secured Parties and their respective successors and assigns; provided that the Obligor shall not assign or transfer its rights or obligations hereunder.
     Section 15. Governing Law; Consent to Jurisdiction, Etc.
          (a) THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE OBLIGOR CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE AGENT AND THE SECURED PARTIES UNDER THIS

AGREEMENT AND CONSENTS TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE OBLIGOR IN THE MANNER PROVIDED IN SECTION 12 ABOVE. THE OBLIGOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     Section 16. Waiver of Jury Trial. THE OBLIGOR AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE OBLIGOR AND THE AGENT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE OBLIGOR (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR SECURED PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE AGENT AND THE SECURED PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE OBLIGOR’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
     Section 17. General. This Agreement may not be amended or modified except by a writing signed by each of the Obligor and the Agent. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. Section headings are for convenience of reference only and are not a part of this Agreement. In the event that any Collateral or any deposit or other sum due from or credited by the Agent is held or stands in the name of the Obligor and another or others jointly, the Agent may deal with the same for all purposes as if it belonged to or stood in the name of the Obligor alone.
[Remainder of page intentionally left blank.
The next page is the signature page.]

     IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed as an instrument under seal as of the date first written above.

LEASECOMM CORPORATION
By:	/s/ Richard F. Latour
	Name:	Richard F. Latour
	Title:	President

ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN:
SOVEREIGN BANK, as
Agent

By:	/s/ Jeffrey G. Millman
	Name:	Jeffrey G. Millman
	Title:	Senior Vice President

[SIGNATURE PAGE TO LEASECOMM SECUTIRY AGREEMENT]

EXHIBIT A
PERFECTION CERTIFICATE
(attached hereto)

EXHIBIT B
LIST OF INTELLECTUAL PROPERTY
[TO BE COMPLETED BY BORROWER]
TRADEMARKS (including registered and material unregistered trademarks, trade names and service marks, and all applications for any of the foregoing.)
CORPORATE NAMES
INTERNET DOMAIN NAMES
COPYRIGHTS

EXHIBIT C
INSTRUMENT OF JOINDER
     [SUBSIDIARY], a [STATE] [ENTITY] (the “Company”), hereby agrees that as of the date hereof it is an Obligor under that certain Security Agreement (as the same may be amended, modified, supplemented or restated from time to time, the “Security Agreement”), dated as of the 2nd day of August, 2007, by Leasecomm Corporation in favor of Sovereign Bank, acting as Agent for the Secured Parties, as if it were an original signatory thereto. The Company hereby agrees that it shall be subject to all of the obligations of an Obligor set forth in the Security Agreement, and that all of the Collateral (as defined in the Security Agreement) now or hereafter owned by the Company or in which the Company has an interest shall be subject to the Security Interests described in the Security Agreement.
     EXECUTED on this                      day of                                         , 200  .

[SUBSIDIARY]
By:
Name:
Title: